UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: NOVEMBER 22, 2005
(Date of earliest event reported)
Commission file number 0-4065-1

Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	13-1955943 (I.R.S. Employer Identification No.)

37 West Broad Street Columbus, Ohio (Address of principal executive offices)	43215 (Zip Code)
614-224-7141
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 25, 2005, the Board of Directors of Lancaster Colony Corporation (“Board”) adopted the Lancaster Colony Corporation (the “Company”) 2005 Stock Plan (the “Plan”). At the November 21, 2005 Annual Meeting of the Company, the shareholders of the Company approved the Plan. This approval allows for the reservation of 2,000,000 shares of common stock for issuance under the Plan. The Compensation Committee of the Board will administer the Plan.
     The Plan permits the grant of nonqualified and incentive stock options, restricted stock, restricted stock units, and stock appreciation rights to employees, directors and consultants.
     The Plan is effective November 21, 2005 and will terminate on May 24, 2015, unless the Board terminates it earlier.
Item 8.01 Other Events
     On November 21, 2005, the Board declared a one-time special dividend of $2.00 per share, payable December 30, 2005 to shareholders of record as of December 9, 2005. This special dividend is in addition to the $0.26 per share quarterly dividend declared by the Board on November 21, 2005 and payable December 30, 2005 to shareholders of record as of December 9, 2005.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits:
10.1	Lancaster Colony Corporation 2005 Stock Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation

(Registrant)
Date: November 22, 2005	By:	/s/ John L. Boylan

John L. Boylan Treasurer, Vice President, Assistant Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description	Located at

10.1	Lancaster Colony Corporation 2005 Stock Plan	Included as Appendix C to Lancaster Colony Corporation’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 17, 2005 and incorporated by reference herein.